UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 7, 2004

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Item 5. Other Events and Required FD Disclosure

On May 12, 2004, Franklin Covey Co. (the “Company”) issued a press release announcing that its Board of Directors has approved an action that effectively extends the due date and reduces the annual interest rate for its Management Stock Purchase Program loans to non-executive officers. The due date has effectively been extended from March 30, 2005 to the earlier of March 30, 2008 or the date after March 30, 2005 on which the closing price of the Company’s stock is sufficient to enable loan participants to retire their loans with the stock that they purchased pursuant to the program. The interest rate on the loans will be effectively reduced from 9.365% to 3.160% per annum. These changes were effective May 7, 2004.

Loan participants remain obligated to repay principal and accrued interest upon the due date of the loans. With six consecutive quarters of substantial operating improvements and an improving general economic forecast, the Company believes that these actions will enhance the Company’s ability to collect and the participants’ ability to pay the loan balances.

The press release is attached hereto as an exhibit to this current report on Form 8-K and is being filed under Item 5 of Form 8-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated May 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: May 12, 2004

/s/ STEPHEN D. YOUNG
Stephen D. Young Chief Financial Officer